     As filed with the Securities and Exchange Commission on June ___, 2002
                                                      Registration No. 333-58275
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                             PIONEER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    06-1215192
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)



                            700 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                                 (713) 570-3200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


           THE PIONEER COMPANIES SAVINGS PLAN FOR SALARIED EMPLOYEES,
   THE PIONEER COMPANIES SAVINGS PLAN FOR HENDERSON BARGAINING UNIT EMPLOYEES,
    THE PIONEER COMPANIES SAVINGS PLAN FOR TACOMA BARGAINING UNIT EMPLOYEES,
                  THE KEMWATER NORTH AMERICA SAVINGS PLAN, AND
                            THE ALL PURE SAVINGS PLAN
                            (Full title of the plans)


                                                             Copy to:
             KENT R. STEPHENSON                       J. DAVID KIRKLAND, JR.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY           BAKER BOTTS L.L.P.
         700 LOUISIANA, SUITE 4300                     3000 ONE SHELL PLAZA
            HOUSTON, TEXAS 77002                      HOUSTON, TX 77002-4995
               (713) 570-3200                            (713) 229-1234
   (Name, address, including zip code,
and telephone number, including area code,
           of agent for service)

================================================================================

                                EXPLANATORY NOTE

         Pioneer Companies, Inc., a Delaware corporation (the "Company"), originally filed a Registration Statement on Form S-8, File No. 333-58275, with the U.S. Securities and Exchange Commission on July 1, 1998 (the "Original Form S-8"). The Original Form S-8 covered:

         o an aggregate of 250,000 shares of the Class A Common Stock of the Company, par value $0.01 per share (the "Common Stock"), and

         o an indeterminate amount of participation interests in the Plans (the "Plan Interests")

to be offered and sold under the following benefit plans: the Pioneer Companies Savings Plan for Salaried Employees, the Pioneer Companies Savings Plan for Henderson Bargaining Unit Employees, the Pioneer Companies Savings Plan for Tacoma Bargaining Unit Employees, the Kemwater North America Savings Plan, and the All Pure Savings Plan (collectively, the "Plans").

         On July 31, 2001, the Company filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in Houston, Texas. On November 28, 2001, the Company's proposed plan of reorganization was confirmed by the bankruptcy court. On December 31, 2001, the Company and its direct and indirect wholly-owned subsidiaries emerged from protection under Chapter 11 of the U.S. Bankruptcy Code. Under the plan of reorganization that became effective on December 31, 2001, all of the outstanding shares of Common Stock were cancelled, including the 96,178 shares held by the Plans on behalf of their respective participants. The Plans no longer provide for the issuance of shares of Common Stock or other securities of the Company. This Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister all shares of Common Stock and all Plan Interests that were registered under the Original Form S-8 and which remain unissued under the Plans.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2002.

                                       PIONEER COMPANIES, INC.
                                            (Registrant)

                                       By:    /s/ MICHAEL J. FERRIS
                                          --------------------------------------
                                                  Michael J. Ferris
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                            TITLE                     DATE
      ---------                            -----                     ----

           *                       President and Chief           June 28, 2002
----------------------------       Executive Officer and       -----------------
  (Michael J. Ferris)              Director  (Principal
                                   Executive Officer)


           *                       Executive Vice                June 28, 2002
----------------------------       President and Chief         -----------------
   (Philip J. Ablove)              Financial Officer
                                   (Principal Financial
                                   Officer)


           *                       Vice President and            June 28, 2002
----------------------------       Controller (Principal       -----------------
  (Pierre Prud'homme)              Accounting Officer)


           *                       Chairman of the Board         June 28, 2002
----------------------------                                   -----------------
  (David N. Weinstein)

           *                       Director                      June 28, 2002
----------------------------                                   -----------------
   (Marvin E. Lesser)

                                   Director                      June 28, 2002
----------------------------                                   -----------------
 (Michael Y. McGovern)

                                   Director                      June 28, 2002
----------------------------                                   -----------------
  (Gary L. Rosenthal)

 *By: /s/ KENT R. STEPHENSON
     -----------------------
       Kent R. Stephenson
        Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrators of the Plans have duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of June, 2002.

                                         THE PIONEER COMPANIES SAVINGS PLAN
                                         FOR SALARIED EMPLOYEES

                                         THE PIONEER COMPANIES SAVINGS PLAN
                                         FOR HENDERSON BARGAINING UNIT EMPLOYEES

                                         THE PIONEER COMPANIES SAVINGS PLAN FOR
                                         TACOMA BARGAINING UNIT EMPLOYEES

                                         THE KEMWATER NORTH AMERICA SAVINGS PLAN

                                         THE ALL PURE SAVINGS PLAN

                                         By: Pioneer Benefits Committee

                                         By:     /s/ JERRY BRADLEY
                                            ------------------------------------
                                            Name:    Jerry Bradley
                                            Title:   Chairman

                                INDEX TO EXHIBITS

Exhibit Number             Document Description
--------------             --------------------
24.1                       Powers of Attorney
